Exhibit 10.33

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH IT MIGHT CONVERT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, PLEDGE, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

$400,000	Marlboro, Massachusetts

December 21, 2006

MEDICAL SOLUTIONS MANAGEMENT INC.

PROMISSORY NOTE

Medical Solutions Management Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Vicis Capital Master Fund (the "Holder") on or before February 21, 2007 (the "Maturity Date"), the principal amount of Four Hundred Thousand Dollars ($400,000), and all interest accrued thereon, in accordance with the terms hereof, until paid in accordance with the terms hereof.

1. Terms of Note.

1.1. Interest. Interest shall accrue on the unpaid principal balance of this Note from the date hereof and shall be payable at the rate of five percent (5%) per annum, computed on the basis of a 365 day year for the actual number of days elapsed since the date hereof, until all unpaid principal under this Note shall have been repaid in full.

1.2. Failure to Repay by Maturity Date. If on or prior to the Maturity Date the Company has not repaid to the Holder the unpaid principal balance of this Note and all interest accrued thereon, (a) the Maturity Date shall be extended to April 21, 2007 such that the unpaid principal balance of this Note and all interest accrued thereon shall be due and payable on such date instead of February 21, 2007, and (b) no later than February 22, 2007, the Company shall issue to the Holder a warrant to purchase 2,666,667 shares of the Company’s common stock, par value $0.001 per share, which warrant shall have an exercise price of $2.00 per share, shall be exercisable for a period of five years following the date of issuance and shall contain such other terms and conditions as set forth in those certain warrants issued by the Company to the Holder in connection with the transactions consummated pursuant to that certain Securities Purchase and Exchange Agreement, dated as of June 28, 2006 (except that such warrant shall not give the Company any right to call the warrant for redemption or to purchase any shares issued upon exercise of the warrant).

1.3. Prepayment. All or a portion of the unpaid principal balance of this Note and interest accrued thereon may be prepaid by the Company at any time prior to the Maturity Date (including any extension thereof) without penalty. Any prepayment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

2. Usury. This Note is hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder exceed the amount permissible under applicable law. If at any time the performance of any provision of this Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest, if any, as permitted by law, but not in excess of the lesser of (a) the agreed rate of interest set forth herein and (b) that permitted by law, and the balance toward the reduction of principal. The provisions of this Section 2 shall never be superseded or waived and shall control every other provision of this Note.

3. Miscellaneous.

3.1. Transfer of Note. The Holder may not assign or otherwise transfer this Note (or any portion hereof) or any of its rights hereunder without the prior written consent of the Company, and no interest herein shall be pledged or otherwise encumbered by the Holder without the prior written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

3.2. Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

3.3. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or electronic transmission if sent during normal business hours of the recipient on a business day, or if not, then on the next business day; or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt (or, in the case of non-U.S. residents, two (2) business days after deposit with an internationally recognized overnight courier, specifying international priority delivery, with written verification of receipt). All communications shall be sent to the parties at the following addresses or at such other address as shall be given in writing by a party to the other parties:

Holder:	Vicis Capital Master Fund
Tower 56, Suite 700
126 E. 56th Street, 7th Floor
New York, NY 10022
Attn: Shad Stastney

Company:	Medical Solutions Management Inc.
237 Cedar Hill Street
Marlboro, MA 01752
Attention: Chief Executive Officer

3.4. Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.

3.5. Amendments and Waivers. Any term of this Note may be amended (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 3.5 shall be binding upon the Holder and the Company and their successors and assigns. Any forbearance, failure or delay by the Holder in exercising any right, power or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

3.6. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its conflicts of laws principles.

3.8. Certain Waivers. The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor.

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IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Name: Brian Lesperance Title: President

Acknowledged and Agreed to:

VICIS CAPITAL MASTER FUND

By:	/s/ Shad Stastney
Name: Shad Stastney Title: Chief Operating Officer